Exhibit 5.1

Stradley Ronon Stevens & Young, LLP

Suite 2600

2005 Market Street

Philadelphia, PA  19103-7018

Telephone  215.564.8000

Fax  215.564.8120

www.stradley.com

June 10, 2011

Customers Bancorp, Inc.
1015 Penn Avenue
Suite 103
Wyomissing PA 19610

Re:           Registration Statement on Form S-1 of Customers Bancorp, Inc.

Ladies and Gentlemen:

We have acted as counsel to and for Customers Bancorp, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing with the United States Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (File No. 333-166225) (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the issuance by the Company of shares of its voting Common Stock, par value $1.00 per share (“Reorganization Voting Stock”), and of its Class B Non-Voting Common Stock, par value $1.00 per share (together with the Reorganization Voting Stock, the “Reorganization Shares”), in connection with the reorganization (“Reorganization”) of New Century Bank as contemplated by that form of Plan of Merger and Reorganization, by and among Customers Bank, New Century Interim Bank and the Company (the “Plan of Merger”), and shares of its voting Common Stock, par value $1.00 per share (the “Merger Shares”) in connection with the merger of Berkshire Bancorp, Inc. with and into the Company subsequent to the Reorganization as contemplated by that certain Agreement and Plan of Merger, dated as of August 24, 2010, by and among Customers Bank, the Company, Berkshire Bank and Berkshire Bancorp, Inc., as amended on April 27, 2011 (the “Merger Agreement”).

We have examined copies of the Registration Statement, including the prospectus-proxy statement (“Prospectus”) constituting a part of the Registration Statement, the Plan of Merger, the Merger Agreement, the Company’s Articles of Incorporation, as amended, filed as Exhibits 3.1 and 3.2 to the Registration Statement, the Company’s Bylaws, filed as Exhibit 3.3 to the Registration Statement, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion letter.

In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

Philadelphia, PA ● Malvern, PA ● Harrisburg, PA ● Wilmington, DE ● Cherry Hill, NJ ● Washington, DC

A Pennsylvania Limited Liability Partnership

Customers Bancorp, Inc.
June 10, 2011

The law covered by the opinions expressed herein is limited to the federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States of America and the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.  We are not rendering any opinion as to compliance with any federal or state antifraud law, rule, or regulation relating to securities, or to the sale or issuance thereof, or the application of securities or “blue sky” laws of any jurisdiction (except federal securities laws).

This opinion letter is given only with respect to laws and regulations presently in effect.  We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Reorganization Shares have been issued and delivered against payment therefor, as described in the Registration Statement and the Prospectus, and in accordance with the terms and conditions set forth in the Plan of Merger, the Reorganization Shares will be validly issued, fully paid and nonassessable.

Based upon, and subject to, the foregoing, and subject to the qualifications, assumptions and limitations herein stated, we are of the opinion that when the Merger Shares have been issued and delivered against payment therefor, as described in the Registration Statement and the Prospectus, and in accordance with the terms and conditions set forth in the Merger Agreement, the Merger Shares will be validly issued, fully paid and nonassessable.

This opinion is to be used only in connection with the Registration Statement and may not be used, quoted or relied upon for any other purpose without our prior written consent.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to any reference to our firm in the Registration Statement as legal counsel who have passed upon the validity of the Reorganization Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Plan of Merger, and the validity of the Merger Shares of the Company proposed to be issued and delivered as contemplated by the terms of the Merger Agreement.   In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act of 1933, as amended, or the Rules and Regulations of the U.S. Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

Very truly yours, STRADLEY RONON STEVENS & YOUNG, LLP /s/ Stradley Ronon Stevens & Young, LLP